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                                     PROXY

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                     COMMERCIAL GUARANTY BANCSHARES, INC.

    The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders of Commercial Guaranty Bancshares, Inc. a Kansas Corporation, and the accompanying joint proxy statement prospectus dated May 11, 2000, and revoking any proxy heretofore given, hereby constitutes and appoints Paul C. Clendening, Scott A. Woods and Joe C. Morris, and each of them with power to act alone and with full power of substitution and revocation, as attorneys and proxies of the undersigned to attend the Special Meeting of Shareholders of Commercial Guaranty Bancshares, Inc. ("The Company") to be held at Indian Hills Country Club, 6847 Tomahawk, Mission Hills, Kansas on June 20, 2000 at 4 p.m. local time, and at all adjournments thereof, and to vote all shares of capital stock of The Company which the undersigned is entitled to vote with respect to the following matter, all as set forth in the Notice of Special Meeting and more fully described in the joint proxy statement/prospectus, dated May 11, 2000.

Approval of Merger Agreement.  To consider and vote upon a proposal to
----------------------------
approve the Agreement and Plan of Merger, dated as of January 5, 2000, as amended, between Enterbank Holdings, Inc. and Commercial Guaranty Bancshares, Inc. and the transactions contemplated by the merger agreement, including the merger of Commercial Guaranty Bancshares, Inc. with Enterbank Acquisition Corp. I.

         [ ] FOR                 [ ] AGAINST             [ ] ABSTAIN

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER HEREIN SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE MERGER AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS PROPERLY COME BEFORE THE SPECIAL MEETING.

    I/We [ ] do or [ ] do not expect to attend this meeting.

The undersigned hereby ratifies and confirms all that said proxies, or their substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has/have duly executed this instrument this _____ day of _______________________, 2000.

MR. AND MRS. JOHN DOE
1234 ANYWHERE                              __________________________________
MIDWEST, USA 00000                              Signature



Number of Shares 000000                    __________________________________
                 ------                         Signature


      (Please mark, date and sign this proxy exactly as your name appears hereon and return this proxy promptly in the enclosed postage paid envelope. Executors, administrators, guardians, officers of the corporation and others signing in a fiduciary capacity should state their full titles as such. If shares are held by joint tenants or as community property, both should sign.)

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE.